                                                           EXHIBIT 10.13



                        ---------------------------------

                          SECURITIES PURCHASE AGREEMENT

                        ---------------------------------


                          dated as of April 17, 1997

                                by and between

                           QUIETPOWER SYSTEMS, INC.

                                      and

                       EACH OF THE PURCHASERS LISTED IN
                          SCHEDULE A ANNEXED HERETO

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I

      DEFINITIONS..........................................................-1-
      Section 1.01 Certain Defined Terms...................................-1-
      Section 1.02 References; Incorporation by Reference..................-3-

ARTICLE II.................................................................-3-

PURCHASE AND SALE..........................................................-3-
      Section 2.01 Purchase and Sale of Securities; Closing................-3-

ARTICLE III................................................................-4-

REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY.......................................................-4-
      Section 3.01 Incorporation and Authority of the Company..............-4-
      Section 3.02 Qualification of the Company............................-5-
      Section 3.03 Capitalization..........................................-5-
      Section 3.04 Offering of Securities..................................-6-
      Section 3.05 Subsidiaries............................................-6-
      Section 3.06 Consents and Approvals; No Conflict.....................-6-
      Section 3.07 Financial Information...................................-7-
      Section 3.08 Absence of Changes......................................-7-
      Section 3.09 Key Personnel...........................................-8-
      Section 3.10 Absence of Undisclosed Liabilities......................-8-
      Section 3.11 Transactions with Affiliates............................-8-
      Section 3.12 Registration Rights.....................................-8-
      Section 3.13 Absence of Litigation...................................-8-
      Section 3.14 Intellectual Property...................................-9-
      Section 3.15 Taxes..................................................-10-
      Section 3.16 Brokers................................................-10-
      Section 3.17 Extent of Offering.....................................-10-
      Section 3.18 Disclosure.............................................-10-
      Section 3.19 Past Activities........................................-11-
      Section 3.20 Title to and Condition of Properties...................-11-
      Section 3.21 Other Agreements.......................................-11-
      Section 3.22 Employees..............................................-11-
      Section 3.23 Compliance with Laws; Environmental....................-12-
      Section 3.25 Insurance..............................................-13-

      Section 3.26 IPO....................................................-14-
      Section 3.27 Small Business Matters.................................-14-

ARTICLE IV................................................................-14-

REPRESENTATIONS AND WARRANTIES
      OF THE PURCHASERS...................................................-14-
      Section 4.01 Authority..............................................-15-
      Section 4.02 Investment Representations.............................-15-
      Section 4.03 Accredited Investor....................................-15-
      Section 4.04 No Other Representations; Disclosure; Acknowledgment...-15-

ARTICLE V.................................................................-16-

COVENANTS OF THE COMPANY..................................................-16-
      Section 5.01  Investigation by the Purchasers.......................-16-
      Section 5.02  Consents and Best Efforts.............................-16-
      Section 5.03  Notification of Certain Matters.......................-16-
      Section 5.04  Financial and other Information.......................-16-
      Section 5.05  Board Visitation Rights...............................-17-
      Section 5.06  Nondisclosure Agreements..............................-18-
      Section 5.07  Preemptive Rights.....................................-18-
      Section 5.08  Compliance............................................-18-
      Section 5.09  Nonavoidance Covenant.................................-18-
      Section 5.10  Other Information Provided to Stockholders............-18-
      Section 5.11  Governmental Filings..................................-19-
      Section 5.12  Lawsuits..............................................-19-
      Section 5.14  Insurance.............................................-19-
      Section 5.15  Maintain Existence....................................-20-
      Section 5.16  Negative Covenants....................................-20-
      Section 5.17  Regulatory and Other Authorizations; Consents.........-21-
      Section 5.18  Use of Proceeds.......................................-22-
      Section 5.20  Notification of Issuances.............................-22-

ARTICLE VI................................................................-22-

CONDITIONS TO CLOSING.....................................................-22-
      Section 6.01 Conditions to Obligations of the Company...............-22-
      Section 6.02 Conditions to Obligations of the Purchasers............-23-

ARTICLE VII...............................................................-24-

INDEMNIFICATION...........................................................-24-

      Section 7.01  General...............................................-24-
      Section 7.02  Indemnification Procedures............................-25-
      Section 7.03  Payments to Be Net of Certain Items...................-25-
      Section 7.04  Third Party Claims....................................-25-
      Section 7.05  Contribution..........................................-25-
      Section 7.06  Distribution of Indemnification Payments..............-26-

ARTICLE VIII..............................................................-26-

TERMINATION, WAIVER.......................................................-26-
      Section 8.01  Termination...........................................-26-
      Section 8.02  Waiver................................................-26-
      Section 8.03  Event of Default......................................-26-

ARTICLE IX................................................................-26-

GENERAL PROVISIONS........................................................-26-
      Section 9.01  Notices...............................................-26-
      Section 9.02  Expenses..............................................-27-
      Section 9.03  Appointment as Agent..................................-28-
      Section 9.04  Public Announcements..................................-28-
      Section 9.07  Headings..............................................-28-
      Section 9.08  Severability..........................................-28-
      Section 9.09  Entire Agreement......................................-29-
      Section 9.10  No Third Party Beneficiaries; Assignment..............-29-
      Section 9.11  Amendment.............................................-29-
      Section 9.12  Counterparts..........................................-29-
      Section 9.13  Gender and Number.....................................-30-
      Section 9.14  Governing Law.........................................-30-
      Section 9.15  Consent to Jurisdiction...............................-30-

                                   SCHEDULES

Schedule A        -     Schedule of Purchasers
Schedule 1.01     -     DayStar Note Purchase Agreements
Schedule 3.03     -     Capitalization
Schedule 3.08     -     Changes
Schedule 3.10     -     Undisclosed Liabilities and List of Indebtedness
Schedule 3.11     -     Transactions with Affiliates
Schedule 3.12     -     Registration Rights
Schedule 3.13     -     Litigation
Schedule 3.14     -     Intellectual Property
Schedule 3.16     -     Brokers Fees and Commissions
Schedule 3.20     -     Liens and Encumbrances
Schedule 3.22     -     Employee Agreements and Plans
Schedule 3.23     -     Compliance with Law
Schedule 3.24     -     Contracts and Commitments
Schedule 5.18     -     Use of Proceeds
Schedule 6.02(d)  -     Required Consents and Waivers


                                   EXHIBITS

Exhibit A         -     Form of Note
Exhibit B         -     Form of Warrant
Exhibit C         -     Form of Registration Rights Agreement
Exhibit D         -     Security Agreement
Exhibit E         -     Letter of Intent with National Securities Corporation
Exhibit F         -     Form of Opinion of Breslow & Walker, LLP

                         SECURITIES PURCHASE AGREEMENT

            SECURITIES PURCHASE AGREEMENT dated as of April 17, 1997 (this "Agreement"), by and between QUIETPOWER SYSTEMS, INC., a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule A annexed hereto (each a "Purchaser" and collectively the "Purchasers").

                                 R E C I T A L

            This Agreement sets forth the terms and conditions upon which the Purchasers are purchasing from the Company, and the Company is issuing to the Purchasers for an aggregate purchase price of $2,000,000 (the "Purchase Price")
(a) $2,000,000 aggregate principal amount of the Company's senior secured promissory notes, in the form annexed hereto as Exhibit A (the "Notes"), and (b) warrants (the "Warrants") exercisable for 240,000 shares (the "Warrant Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") in the form annexed hereto an Exhibit B.

            NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

            "Business Plan" means the Business Plan of the Company dated February, 1997.

            "Collateral" shall have the meaning set forth for such term in the Security Agreement.

            "Collateral Assignment" means the Collateral Assignment of Intellectual Property dated as of April 17, 1997 by and between the Company and QPS Bridge, LLC.

            "Commission" means the Securities and Exchange Commission.

            "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly in any capacity, including, without limitation, as a trustee or executor (in each case, acting in a fiduciary capacity), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "DayStar Note Purchase Agreements" means the Note Purchase Agreements listed on Schedule 1.01 hereto.

            "DayStar Notes" means those notes in the principal amount of $535,000 issued pursuant to the DayStar Note Purchase Agreements.

            "Encumbrance" means a pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind whether or not filed or recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

            "Event of Default" shall have the meaning set forth in the Notes.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Indebtedness" means any (i) indebtedness for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) obligations evidenced by notes, bonds, debentures or similar instruments, (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) capital leases, (v) obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other security.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of April 17, 1997 by and among the Company, QPS Bridge, LLC, as Agent for the Purchasers and DayStar Partners, L.P., as Agent for the holders of DayStar Notes.

            "Issue Date" means the date of issuance of the Notes.

            "Material Adverse Effect" means any change in, or effect on, the business of the Company, as it is currently conducted, that is or is reasonably likely to be materially adverse to the business, prospects, property, condition (financial or otherwise) or operations of the Company.

            "Person" means an individual, corporation, partnership, joint venture, person, trust, estate, association or other entity.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of April 17, 1997 between the Company and the Purchasers.

            "Securities" means the Notes, the Warrants and the Warrant Shares, taken together.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreement" means the Security Agreement dated as of April 17, 1997 between the Company and QPS Bridge, LLC, as Agent for the Purchasers.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, trust, association or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns or has the right to acquire, directly or indirectly, 30% or more of the economic interest or the voting power of such entity.

            "Transaction Documents" means this Agreement, the Warrants, the Notes, the Security Agreement, the Registration Rights Agreement, the Intercreditor Agreement, the Collateral Assignment and all other documents or instruments required to consummate the transactions contemplated hereby.

            Section 1.02 References; Incorporation by Reference. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit annexed to this Agreement, each of which is incorporated herein by reference and deemed to be an integral part of this Agreement as if expressly set forth herein.

                                  ARTICLE II

                               PURCHASE AND SALE

             Section 2.01 Purchase and Sale of Securities; Closing.

            (a) At the Closing provided for in paragraph (b) below, the Company agrees to sell to each of the Purchasers, and subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants of the Company set forth in the Transaction Documents each of the Purchasers, severally and not jointly, agrees to purchase from the Company, Notes in such principal amount and Warrants to purchase such number of Warrant Shares, respectively, as specified opposite such Purchaser's name in Schedule A annexed hereto for the portion of the Purchase Price which is specified opposite the name of such Purchaser on

Schedule A hereto. The Warrants and Warrant Shares shall have the benefit of the registration rights set forth in the Warrant and in the Registration Rights Agreement attached hereto as Exhibit C. The Notes shall be secured by the Collateral pursuant to the Security Agreement in the form of Exhibit D hereto.

            (b) The Closing of the sale and purchase of the Notes and the Warrants (the "Closing") will be held on April 17, 1997 (the "Closing Date"), at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022 or such other time and place as the Company and the Purchasers shall agree. On the Closing Date, the Company shall deliver to each of the Purchasers (i) Notes in such principal amount and (ii) Warrants to purchase such number of Warrant Shares, respectively, as specified opposite such Purchaser's name on Schedule A annexed hereto, in consideration of receipt of the portion of the Purchase Price which is specified opposite the name of such Purchaser on Schedule A hereto, registered in such Purchaser's name, or in the name of a nominee which may be set forth under such Purchaser's name in Schedule A or that such Purchaser shall have designated in writing by notice to the Company prior to the Closing. On the Closing Date, the portion of the Purchase Price which is specified opposite the name of each Purchaser on Schedule A hereto shall be paid by the Purchasers to the Company at the Closing in immediately available funds by wire transfer or by delivery of bank cashier's checks or certified checks or by such other form as approved by the Company.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

            The Company hereby represents and warrants to the Purchasers as follows:

            Section 3.01 Incorporation and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and no further corporate action or approval is or will be required for their respective execution, delivery and performance. The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement (and each of the other Transaction Documents required to be executed by the Purchasers) by each of the Purchasers, each of this Agreement and the Transaction Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

            Section 3.02 Qualification of the Company. The Company has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on the business of the Company, as it is now being conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the character of the properties owned or leased by the Company and/or the nature of the activities conducted by the Company makes such licensing or qualification necessary. The Company has furnished the Purchasers with copies of its Certificate of Incorporation and its By-Laws; said copies are true and correct, and contain all amendments through the date of the Closing.

            Section 3.03 Capitalization. (a) As of the date hereof and immediately prior to the Closing the authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, of which 727,811 shares are issued and outstanding and (ii) 10,000 shares of Preferred Stock, par value $0.01 per share, of which 1,325 shares have designated as Series A Convertible Preferred Stock (the "Series A Stock"). All of the shares of Series A Stock are issued and outstanding. All of such issued and outstanding shares of Common Stock and Series A Stock have been duly authorized and validly issued and are fully paid, nonassessable and the holders thereof are not subject to personal liability by reason of being such holders. None of such issued and outstanding shares of Common Stock and Series A Stock have been issued in violation of statutory preemptive rights or similar contractual rights granted by the Company, or are entitled to preemptive rights. No shares of Common Stock are held in the treasury of the Company. The Company has not authorized any other class of capital stock. The Company has duly reserved for issuance up to 240,000 shares of Common Stock for issuance upon the exercise of the Warrants. When paid for by, and issued to, the Purchasers, the Notes and Warrants will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any Encumbrances and except as set forth in this Agreement or in the Notes or Warrants will not be subject to any restriction on use or transfer. The Warrant Shares issuable to the Purchasers upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any Encumbrances and except as set forth in this Agreement, will not be subject to any restrictions on use, voting or transfer. The number of shares of Common Stock to be received upon conversion of the Series A Stock, the conversion price and the timing of conversion is as set forth on Schedule 3.03. Assuming an IPO price of $7.50 per share as set forth on Schedule 3.03 and the full vesting and the exercise of all outstanding options, warrants (other than the Warrants), subscription rights, rights of exchange or conversion and all other rights to acquire Common Stock, the number of shares of Common Stock outstanding would be 2,484,550 (not including the 240,000 Warrant Shares).

            (b) Except as disclosed on Schedule 3.03 hereto, there are no options, calls, warrants, subscription rights or rights of exchange or conversion or other rights, agreements, arrangements or commitments of any character relating to the capital or common stock of the Company or obligating the Company to issue or sell any additional shares of the Company's capital or common stock, or securities convertible into or exchangeable for such capital stock, or obligating the Company to issue or grant any such option, call, warrant, subscription right, right of conversion or other right, agreement, arrangement or commitment. The Company has authorized options for 10,510 shares of its Common Stock which have not yet been granted pursuant to the 1993 Stock Option Plan of the Company.

            Section 3.04 Offering of Securities. Neither the Company nor, to the knowledge of the Company, any Person or entity authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Securities has offered the Securities for sale to, or solicited any offers to buy the Securities from, or otherwise approached or negotiated with respect to the Securities with, any Person or Persons other than the Purchasers under circumstances that have involved the use of any form of general advertising or solicitation as such terms are used in Regulation D promulgated under the Securities Act, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has taken any action (including, without limitation, any offer, issuance or sale of any security of the Company, whether to an existing investor or otherwise, under circumstances which might require the integration of such security with the offering of any of the Securities under the Securities Act or the rules and regulations of the Commission thereunder) in a manner which would make the exemptions from registration afforded by the Securities Act unavailable for the offering, issuance or sale of the Securities.

            Section 3.05 Subsidiaries. The Company has no Subsidiaries. There are no Persons in which the Company owns, or has the right to acquire, any direct or indirect equity or voting interest.

            Section 3.06 Consents and Approvals; No Conflict.

            (a) The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company, including, without limitation, the offer and sale of the Notes, the Warrants and the Warrant Shares, do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or any third party, except for federal and state securities law filings, all of which shall have been made prior to Closing where required.

            (b) The Company is not in violation of any (i) term of its Certificate of Incorporation or Bylaws, or (ii) in any material respect of any mortgage, indenture, contract, agreement, instrument, or, (iii) any judgment, decree, order, statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company do not (x) conflict with or violate the charter or by-laws of the Company, or (y) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, or (z) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound.

            Section 3.07 Financial Information.

            (a) The Company has furnished to the Purchasers a complete and correct copy of the unaudited balance sheets of the Company (the "Balance Sheets") as of December 31, 1995 and December 31, 1996, and the related statements of income for the 12 months ending on such dates, all as compiled by the Company (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements are not audited and are subject to normal year-end audit adjustments which in the aggregate will not be material.

            Section 3.08 Absence of ChangesExcept as set forth on Schedule 3.08, since December 31, 1996,

                        (i) the Company has not entered into any transaction which was not in the ordinary course of its business;

                        (ii) there has been no material adverse change in the business, prospects, financial condition or results of operations of the Company, except for losses incurred in the ordinary course of business, which would not be expected to have a Material Adverse Effect;

                        (iii) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a material adverse effect on the business and condition of the Company;

                        (iv) the Company has not declared or paid any cash dividend or made any distribution on its securities, or redeemed, purchased, or otherwise acquired any of its securities;

                        (viii) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise or grant of a mortgage or security interest in any properties of the Company;

                        (ix) there has not been any payment of any obligation or liability other than current liabilities paid in the ordinary course of business; and

                        (x) there has been no sale, assignment, transfer, or encumbrance of any tangible asset of the Company except in the ordinary course of business and no sale, assignment, transfer, or encumbrance of any Intellectual Property, trade secret, or other intangible asset of the Company or, to the knowledge of the Company, any unauthorized disclosure of any proprietary or confidential information on the Company.

            Section 3.09 Key Personnel. To the knowledge of the Company, Jonathan M. Charry, Eric W. Jacobson, and Mark J. Dietrich do not intend to leave the Company.

            Section 3.10 Absence of Undisclosed Liabilities. Except as set forth in the Financial Statements and on Schedule 3.10, the Company has no Indebtedness, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, related to or arising from the operation of its business or other ownership, possession or use of its assets, except for such indebtedness, liability or obligation incurred in the ordinary course of its business. Set forth on Schedule 3.10 is a list of all Indebtedness of the Company as of the date hereof, broken down into principal and interest accrued through a recent date (such date shall be no earlier than March 31, 1997), and the maturity date of such Indebtedness.

            Section 3.11 Transactions with Affiliates. Except as set forth on
Schedule 3.11, the Company has not approved or entered into any transaction with any officer or director of the Company which would be subject to disclosure, pursuant to the requirements of Items 404 of Regulation S-K promulgated under the Securities Act, if the Company were subject to the provisions of the Securities Act. To the knowledge of the Company, no event has occurred concerning any officer or director of the Company which would be subject to disclosure, pursuant to the requirements of Items 401(f) of Regulation S-K promulgated under the Securities Act, if the Company were subject to the provisions of the Securities Act. Except as set forth on Schedule 3.11, there are no outstanding notes payable to or accounts receivable from, or advances by the Company to, and the Company is not otherwise a creditor of, any officer, employee, five per cent stockholder, director or partner of the Company. No officer, employee, five per cent stockholder, director or partner of the Company owns any of the property used to conduct the business of the Company.

            Section 3.12 Registration Rights. Except as set forth on Schedule
3.12 or as required by the Transaction Documents, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

            Section 3.13 Absence of Litigation. Except as set forth in Schedule 3.13, there is no litigation, arbitration, claim, action, suit, governmental, or other proceeding (formal or informal) or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) with respect to the Company, any of its businesses, properties, or assets, or any of its directors, officers, or employees to the extent such proceeding relates to the business of the Company. Except as set forth in
Schedule 3.13, the Company is not subject to any judgment, order or decree.

            Section 3.14 Intellectual Property.

            (a) Schedule 3.14 sets forth all patents, patent applications, tradenames, trademarks, service marks, copyrights, or other intellectual property or technology and applications for any of the foregoing used or owned, directly or indirectly, by the Company. The Company owns or has otherwise obtained adequate and enforceable licenses or other rights to use and/or develop and license all of the property required by the preceding sentence to be disclosed in Schedule 3.14 and to all inventions, trade secrets, processes, formulae, hardware and software necessary for, or used in, the operation of its business (including, without limitation manufacturing) as now conducted or proposed to be conducted as described in the Business Plan (the "Intellectual Property"). The Company will not assign or transfer any of its Intellectual Property (other than the grant of licenses or sublicenses not related to financings, and otherwise in the ordinary course of business) to any Person other than as may be required by the DayStar Note Purchase Agreements or under the Security Agreement.

            (b) Except as set forth on Schedule 3.14 (i) no other Person has been granted, by the Company or otherwise, any rights, or has any interest, in such Intellectual Property and (ii) to the knowledge of the Company, with respect to any Intellectual Property which have been assigned or licensed to the Company, the assigning or licensing party is fully authorized to assign such rights to the Company without thereby creating an obligation of the Company to any Person. Except as set forth in Schedule 3.14, the rights of the Company to the Intellectual Property are free and clear of any liens or other Encumbrances. No claims have been asserted, and, to the knowledge of the Company, no claim has been threatened, by any Person regarding the use or licensing of any of the Intellectual Property by the Company or challenging or questioning the validity, enforceability or effectiveness of any licenses or agreements (including, without limitation, assignments) relating to Intellectual Property or asserting any rights in such Intellectual Property. To the best knowledge of the Company, the use of its Intellectual Property by the Company does not violate or infringe, and has not in the past violated or infringed, the rights of any Person. No claims have been asserted by the Company against any other Person claiming infringement of the Intellectual Property. Except as set forth on
Schedule 3.14, the Company has not granted any licenses to the Intellectual Property (other than those granted as a result of the sales of any proprietary product of the Company in the ordinary course of business), and is not aware of any third parties who are infringing or violating any of such Intellectual Property. Neither the Company nor, to the knowledge of the Company, any other Person is in default under any license or other agreement relating to the Intellectual Property (including without limitation, assignments), and all such licenses and agreements are valid, enforceable and in full force and effect.

            (c) Except as set forth on Schedule 3.14, all inventors of the patents and patent applications owned by the Company set forth on Schedule 3.14 are employees of the Company and have executed or agreed to execute an assignment of patent with respect to any such patents or patent applications. Except as set forth on Schedule 3.14, the Company has no obligation to pay any royalties with respect to the use of the patents and patent applications on Schedule 3.14.

            Section 3.15 Taxes. The Company has filed or will file all federal, state and local tax returns required to be filed or sent or has obtained extensions thereof. The Company has timely paid or made provision for all taxes shown as due and payable on its returns required to be filed prior to the date hereof and all assessments received by the Company and will timely pay all taxes that will be shown as due and payable on its returns required to be filed after the date hereof, except to the extent that the Company shall be contesting such taxes and assessments in good faith by appropriate proceedings (and in respect of which the Company has set aside adequate reserves). The Company has not been the subject of an audit by any governmental entity with respect to any tax return filed by the Company.

            Section 3.16 Brokers. Except as set forth on Schedule 3.16 and except as set forth in Section 9.02 below, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and the Company has not paid or issued any monies, securities or other compensation to any member of the National Association of Securities Dealers, Inc. ("NASD") or to any associate or affiliate of such a member or to any other Person in consideration for such Person raising funds for the Company or providing consulting services to the Company during the previous 12 months. The Company does not owe any monies or other obligations to any NASD member, associate or affiliate.

            Section 3.17 Extent of Offering. Subject in part to the truth and accuracy of the Purchasers' representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and of each state where the Securities are offered or sold, and neither the Company nor, to the best of the Company's knowledge, any agent acting on its behalf, will take any action hereafter that would cause the loss of such exemption.

            Section 3.18 Disclosure. No representations or warranties by the Company set forth in this Agreement or the Transaction Documents, and no statement contained in this Agreement or the Transaction Documents or the Business Plan, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. All information contained the Business Plan and in any financial statement, application, schedule, report, certificate, agreement, or any other document provided by the Company or by any other officer, director or shareholder in connection with the issuance of the Notes and the Warrants is in all material respects true and accurate, and the Company or such other Person has not omitted to state any material fact or any fact necessary to make such information not misleading. There is no fact known to any Person executing this Agreement or the Transaction Documents that has not been disclosed in writing to the Purchasers that materially and adversely affects the business, earnings, prospects, properties, performance or condition (financial or otherwise) of the

Company or materially adversely affects or in the future could reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Transaction Documents. The projections contained in the Business Plan were prepared by the Company with reasonable care, are based on good faith estimates and assumptions by the Company, and represent the Company's good faith projection of results of operations to be achieved for the periods covered by the projections. The Company does not warrant that the projections will be achieved.

            Section 3.19 Past Activities. During the past ten (10) years, except as previously disclosed to the Purchaser in writing, none of the Company's current directors or officers have been arrested or convicted of any material crime, nor have any of them been the subject of a voluntary or involuntary bankruptcy proceeding or been an officer or director of a company which has been the subject of a voluntary or involuntary bankruptcy proceeding.

            Section 3.20 Title to and Condition of Properties. The Company has good and marketable title to all its tangible and intangible property and assets, including those reflected in the Financial Statements (except such property or assets as have since December 31, 1996 been sold or otherwise disposed of in the ordinary course of business), and except as set forth on
Schedule 3.20 such property and assets are subject to no mortgage or security interest, conditional sales contract, charge, lien or Encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the Company's business operations), and subsequent to December 31, 1996, the Company has not sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which the Company is a party are valid and effective, and there is not under any such lease any existing material default or event which with notice or lapse of time or both would constitute a material default. Attached as Schedule 3.20 hereto is a complete and accurate list of every material lease of real or personal property to which the Company is a party and which is in effect as of the date hereof.

            Section 3.21 Other Agreements. The Company has not entered into any written or oral "side agreements" which amend or modify any other agreement entered into by the Company, and none of the officers and directors of the Company have agreed to take any action beyond what is required in any other agreement entered into by the Company which have a value or require the Company to pay an amount in excess of $25,000, other than as set forth on Schedule 3.24.

            Section 3.22 Employees.

                  (a) None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened. Other than as set forth on Schedule 3.22, no employee has any agreement or contract regarding his or her employment.

                  (b) No accumulated funding deficiency (as defined in Section 302 of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 412 of the Internal Revenue Code (the "Code")), whether or not waived, exists with respect to any pension plan of the Company. No liability to the Pension Benefit Guarantee Corporation has been, or is reasonably likely to be incurred with respect to any such pension plan by the Company, or any ERISA affiliate. The Company is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the
Code) with respect to the Purchasers. To the best knowledge of the Company, no fiduciary of or "party in interest" or "disqualified person" with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to the Company or any of its Subsidiaries, for the benefit of their respective employees (each an "Employee Plan") has engaged in or caused any Employee Plan to engage in any "prohibited transaction" (within the meaning of Section 4975 of the Code and Sections 406 or 407 of ERISA) that has resulted in the imposition of any tax or penalty imposed under Section 4975 of the Code or
Section 502 of ERISA that has not been satisfied. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code. Each Employee Plan which is intended to qualify under
Section 401(a) of the Code has been so qualified during the period from its adoption to dated. There are no pending IRS audits or controversies with respect to any pension plan. The Company has no trade or business, whether or not incorporated, which, together the Company, is under common control, as described in Section 414(b) or (c) of the Code. Attached as Schedule 3.22 hereto is a complete and accurate list of every Employee Plan to which the Company is a party and which is in effect as of the date hereof.

            Section 3.23 Compliance with Laws; Environmental.

                  (a) Compliance With Law. Except as set forth on Schedule 3.23 hereto, the operations of the Company have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all governmental bodies having jurisdiction over the Company. The Company has not received any notification of any asserted present or past failure to comply with any such laws, rules or regulations. The Company has all material licenses, permits, orders or approvals ("Permits") from governmental bodies required for the conduct of its business (a list of which is provided on Schedule 3.23 and copies of which have been provided to the Purchasers). All such Permits are in full force and effect, and there exists no violations or breaches of any such Permits.

                  (b) Compliance With Legislation Regulating Environmental Quality. Except where non-compliance is not reasonably likely to have a Material Adverse Effect on the Company, the facilities which currently are owned, operated or leased by the Company, are, and, to the knowledge of the Company, at all times have been, maintained and operated in compliance with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, orders, regulations and licenses (collectively "Environmental Laws") including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss. 201, 300f), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), California Health & Safety Code (ss. 25100 et seq., ss. 39000 et seq.), and California Water Code (ss. 13000 et seq.). To the knowledge of the Company, no materials, substances, or products have been at any time placed, held, located disposed of or released on, under, at, within, or about the facilities which may reasonably be expected to result in a regulatory agency or other governmental entity requiring clean up, removal or other remedial action by the Company under Environmental Laws with such exceptions as would not in the aggregate have a material adverse effect on the Company. To the knowledge of the Company, no hazardous or toxic substance, waste or material (collectively "Hazardous Materials") has at any time been used, stored, treated, transported or handled by the Company or any of its consultants, contractors or agents on, under, at, within, or about the facilities except Hazardous Materials that are used, stored, treated, transported or handled on, under, at, within or about the Facilities in material compliance with Environmental Laws. No litigation, administrative enforcement actions, proceedings or notices of potential liability have been (x) received, served or, to the best knowledge of the Company, filed or threatened against the Company or (y) to the actual knowledge of the Company, received, served, filed or threatened against any predecessor business or landowner or with respect to any facility owned or leased by the Company, in each case, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or arising out of the use, generation, storage, treatment, release, discharge, transportation, handling or disposal of Hazardous Materials or resulting from a violation or alleged violation of Environmental Laws.

            Section 3.24 Material Contracts and Obligations. Schedule 3.24 contains a true and complete and accurate list and a brief description of all contracts, agreements, understandings or other obligations (whether written or oral) to which the Company is a party or by which any of its assets, properties, and, with respect to the business of the Company, its employees or key consultants are bound (true, complete and correct copies of which have previously been delivered by the Company to the Purchasers), under which or pursuant to which the Company is obligated to make cash payments of, or to deliver products or render services with a value greater than $25,000 or receive cash payments of or receive products or services with a value greater than $25,000 or which are otherwise material to the Company. All of such material agreements are valid, binding, enforceable and in full force and effect. The Company is not, and to its knowledge believes that no other party is, in default in any material respect under any of such agreements.

            Section 3.25 Insurance. The Company maintains with well-rated and responsible insurance companies such insurance as is required by applicable laws and such other insurance in such amounts, of such types, and against such risk, hazards, liabilities, casualties, and contingencies as is customarily maintained by companies similarly situated (including Federal flood insurance if the businesses of the Company are located in a Federal Flood Area).

            Section 3.26 IPO.

                  (a) The Company and National Securities Corporation (the "Underwriter") have executed a letter of intent, dated as of January 4, 1997 (the "Letter of Intent") pursuant to which the Company intends to file with the Commission a registration statement (the "Registration Statement") in connection with the Company's proposed initial public offering of Common Stock to raise gross proceeds of $15,000,000 (the "IPO"). A full, true and correct copy of the Letter of Intent is attached hereto as Exhibit E, and such letter has not been amended or modified orally or in writing, in any material respect.

                  (b) The completion by the Company of the IPO will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or agency except for:
(i) the declaration of effectiveness by the Commission of the Company's IPO registration statement, (ii) approval of the Common Stock for listing on the American Stock Exchange, the Nasdaq Stock Market or such other stock exchange selected by the Company and the Underwriter, (iii) required Blue Sky approvals, and (iv) approval by the NASD of the compensation to be paid by the Company to the underwriter in connection with such IPO. It is the present intention of the Company to list on the American Stock Exchange.

            Section 3.27 Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss. 121.401), is a "small business concern" within the meaning of the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations, Part 121 (the "SBIA"). The information set forth in the Small Business Administration Forms 480, 652, and 1031 delivered to the Purchasers requesting such information regarding the Company is accurate and complete. Copies of such forms have been completed by the Company and delivered to the Purchasers requesting such forms prior to the date hereof along with a list of (i) the name and title of each of the Company's directors as of the date hereof, and (ii) the name of each of the Company's stockholders setting forth the number and class of shares held. The Company does not presently engage in any activities, nor will the Company use directly or indirectly the proceeds from the sale and issuance of the Securities hereunder for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SBIA.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS

            Each of the Purchasers, severally but not jointly, represents and warrants to the Company as follows:

            Section 4.01 Authority. The Purchaser has all necessary power and authority to enter into this Agreement and, where applicable, the Transaction Documents, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

            Section 4.02 Investment Representations.

            (a) The Purchaser is acquiring the Securities solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the Securities are not registered under the Securities Act and that no Securities may be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

            (b) Each Purchaser acknowledges and agrees that the purchase of the Securities involves a high degree of risk and may result in a loss of the entire amount invested.

            Section 4.03 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because either (i) the Purchaser is an individual whose net worth, either individually or with his or her spouse, exceeds $1,000,000 on the date hereof; (ii) the Purchaser is an individual whose individual income exceeded $200,000 in each of the two previous years or whose joint income with his or her spouse exceeded $300,000 in each of the two previous years, and has a reasonable expectation of reaching the same income level in the current year;
(iii) the Purchaser is an entity described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (iv) the Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated Person, or (v) the Purchaser is a non-individual Person, and each of equity members of such Person meet the requirements of (i), (ii), (iii) or (iv) above;

            Section 4.04 No Other Representations; Disclosure; Acknowledgment. Except as set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. No representations or warranties by the Purchaser set forth in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

            Of the following covenants, Sections 5.01, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.18 and 5.19 shall survive and be in full force until both the closing of the IPO (with gross proceeds of $7.5 million) and the repayment of the Notes; and Sections 5.02, 5.09, 5.10, 5.17 and
5.20 shall survive and be in full force until the earlier of the expiration or the exercise of all of the Warrants.

            Section 5.01 Investigation by the Purchasers. The Company shall allow the Purchasers (who have signed appropriate confidentiality agreements) during regular business hours and upon reasonable notice through the Purchasers' employees, agents and representatives to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as the Purchasers deem reasonably necessary or advisable to familiarize themselves with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of the Company hereunder and to discuss the Company's affairs, finances and accounts with the Company's officers, all at such reasonable times and as often as may be reasonably requested.

            Section 5.02 Consents and Best Efforts. Subject to the terms and conditions provided herein, the Company covenants and agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of its obligations hereunder.

            Section 5.03 Notification of Certain Matters. The Company shall give prompt notice to the Purchasers, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect as of the Closing Date and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and shall use all reasonable efforts to remedy same.

            Section 5.04 Financial and other Information. (a) The Company will deliver to the Purchasers as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, consolidated and consolidating balance sheets of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of income and surplus and consolidated and consolidating statements of changes in financial position of the Company and its Subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and, if the Company's shares are then publicly traded, certified by independent public accountants of recognized national standing selected by or reasonably acceptable to the Company. Concurrently therewith, the Company shall also deliver copies of any management letters provided by the Company's auditors in connection with is annual audit.

            (b) Monthly Reports. As soon as practicable after the end of each calendar month and in any event within thirty (30) days thereafter, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries, if any, as at the end of such month, and unaudited consolidated and consolidating statements of income, of costs and expenses and of shareholders equity, and cash flow statements for each month and for the current fiscal year to date, all containing actual financial information prepared in accordance with generally accepted accounting principles consistently applied, except that such statements shall have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material. Such monthly statements shall include comparisons to the projected results previously given to the Purchasers for the relevant fiscal period, in reasonable detail, and shall be signed by the principal financial officer of the Company.

            (c) Budgets. Not later than one month prior to the beginning of each fiscal year, the budget approved by the Company's Board of Directors, including projected financial statements of the Company and each material Subsidiary. Within ten days after a material change is made in the projected financial results, as compared to the projection previously delivered, such change shall be disclosed to each Purchaser.

            (d) Minutes. Copies of the minutes of proceedings of the Company's Board of Directors and Shareholders to any holder who has signed an appropriate confidentiality agreement.

            (e) Board Packages; Commission Filings. The Company will, promptly after such material becomes available, furnish to the Purchasers a copy of any other documents provided to the Company's directors and of all of the Company's fillings with the Commission, provided that the Purchasers shall have signed an appropriate confidentiality agreement.

            (f) Compliance Certificate. The Company will promptly furnish to the Purchasers copies of any compliance certificates furnished to lenders in respect of indebtedness of the Company and such other financial and other data of the Company as the Purchasers may reasonably request.

            Section 5.05 Board Visitation Rights. The Company shall allow the Purchasers to have one observer present at all meetings of the Board of Directors and committees of the

Board of Directors and such observer shall be entitled to participate in discussions and consult with the Board of Directors and committees of the Board of Directors, without voting, provided that any such observer shall have signed an appropriate confidentiality agreement.

            Section 5.06 Nondisclosure Agreements. The Company shall require all key management Persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into nondisclosure agreements in a form that is commercially reasonable.

            Section 5.07 Preemptive Rights. In the event of a financing of the Company effected by the sale by the Company of its Common Stock (or any other voting or other security of the Company or security convertible into or exercisable for such Common Stock) in a private offering prior to an IPO, the Purchasers shall be entitled to purchase shares in such sale on a pro rata basis in respect of the Common Stock then beneficially owned by them, on a fully diluted basis (assuming exercise of the Warrant and all other outstanding warrants and options), so that following such sale, each Purchaser will, if it has elected to purchase the securities to be sold, beneficially own the same percentage of the equity ownership of the Company on a fully diluted basis as it had before such sale (assuming in each case exercise of the Warrant and all other outstanding warrants and options). The Company shall provide the Purchasers with a minimum of ten (10) business days notice of the anticipated pricing of such offering, which notice shall indicate the anticipated size and range of pricing of the offering, and based on such notice, each Purchaser shall advise the Company within five (5) business days as to whether it elects to exercise its rights under this Section 5.07, and if it so elects, such Purchaser shall tender payment for the same securities, at the same time, and in the same manner as the other purchaser(s) in such offering.

            Section 5.08 Compliance. The Company shall maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which the Company is organized and/or which govern the Company's continued existence and with the requirements of all laws, regulations and orders of a governmental agency applicable to the Company or its business, to the extent that the failure to maintain or comply with any of the above would have a Material Adverse Effect.

            Section 5.09 Nonavoidance Covenant. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, deed or omission, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions to be performed or observed by the Company as set forth herein, or in the Note, the Warrant, or the other Transaction Documents, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Agreement, the Note, the Warrant, and the other Transaction Documents and in the taking of all other action which may be reasonably necessary in order to protect the rights of the Purchasers.

            Section 5.10 Other Information Provided to Stockholders. The Company shall provide to the Purchasers all information or correspondence (including, without limitation, all proxy statements and annual or quarterly reports) which it provides to its stockholders, at the same time and in the same manner as the Company provides such information to its stockholders.

            Section 5.11 Governmental Filings. The Company shall (i) pay and discharge when due any and all Indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as the Company may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the reasonable satisfaction of the Company for eventual payment thereof in the event that it is found that the same is an obligation of the Company, and (ii) promptly give notice in writing to the Purchasers of any pending assessment or adjustment by any taxing authority against the Company. Within thirty (30) days after filing, at the request of any Purchaser, the Company shall provide such Purchaser with a copy of all material reports or other documents filed by the Company with any governmental agencies, including without limitation, the Internal Revenue Service and the Commission.

            Section 5.12 Lawsuits. Within thirty (30) days after filing or receipt, the Company shall provide each Purchaser with copies of all pleadings filed in connection with any material suits or proceedings filed by or against the Company in which the amount in controversy exceeds $50,000.

            Section 5.13 Default Notices.

            (a) Within ten (10) days after receipt of any notification, the Company shall provide each Purchaser with a copy of any notification received by the Company relating to any defaults by the Company on any loans, leases, material contracts or other material agreements to which the Company is a party.

            (b) The Company shall provide the Purchaser with a quarterly certificate of the President of the Company stating that no Event of Default (or default which, with the passage of time and notice, would become an Event of Default) has occurred during the immediately concluded calendar quarter under this Agreement or under any of the other Transaction Documents, or describing the nature of any default hereunder or thereunder.

            Section 5.14 Insurance. The Company will (a) at all times maintain with wellrated and responsible insurance companies such insurance as is required by applicable laws and such other insurance in such amounts, of such types, and against such risks, hazards, liabilities, casualties, and contingencies as is customarily maintained by companies similarly situated (including Federal flood insurance if the businesses of the Company are located in a Federal Flood Area),
(b) within 5 days of the Closing, list the Purchasers on such policies as a loss payee, to the extent of the Purchasers' interest in the Company, and (c) file with the Purchasers annually a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts, and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby, and, within thirty (30) days after notice in writing from the Purchasers, obtain such additional insurance as the Purchasers may reasonably request, provided that the terms of such additional insurance (including the premiums) are dictated by sound business judgment.

            Section 5.15 Maintain Existence. The Company will at all times maintain in full force and effect its corporate existence, rights, privileges, and franchises and qualify and remain qualified in all jurisdictions where qualification is required.

            Section 5.16 Negative Covenants. The Company will comply with the following negative covenants.

            (a) Liens, Etc. The Company shall not create or suffer to exist, any lien or Encumbrance (other than those set forth on Schedule 3.20) upon or with respect to any of its properties or any of the Collateral, whether now owned or hereafter acquired, or assign any right to receive income.

            (b) Indebtedness. Except for the Indebtedness outstanding on the date hereof as set forth on Schedule 3.10 (and only to the extent that it is not subsequently repaid), the Company shall not incur, create, issue, assume, suffer to exist or guarantee, or otherwise become liable in any way for, any Indebtedness ranking superior to or pari passu with the Notes, or which contains a cross default to the Notes including, without limitation, reborrowing any amount of Indebtedness outstanding on the date hereof which is subsequently repaid.

            (c) Restricted Payments. The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its capital stock (other than the conversion of the Series A Stock in accordance with its terms as set forth on the Certificate of Designation relating thereto), or (ii) purchase, redeem, prepay, defease or otherwise acquire for value or make any payment (other than required payments which have been disclosed on Schedule 3.10 to this Agreement) on account or in respect of its capital stock or any principal amount of Indebtedness for borrowed money, hereafter outstanding. The Company shall not pay any amount with respect to any of the Company's Indebtedness owing to affiliates or which is subordinated to the Notes, other than the Company's trade indebtedness incurred in the ordinary course of business. The Company will pay amounts due pursuant to the DayStar Notes out of the proceeds of the sale of the Securities in accordance with Schedule 5.18 and thereafter in accordance with the terms of such notes.

            (d) Mergers, Stock Issuances, Sale of Assets, Etc. The Company shall not (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the capital stock (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (v) enter into any joint venture or partnership with any Person other than in the ordinary course of business, (vi) sell, lease, transfer or otherwise dispose of, whether in one transaction or in a series of transactions any substantial part of its assets, including, without limitation, substantially all assets constitution the business of a division, branch or other unit operation, or (vii) effect or cause to be effected a change of control of the Company (other than in the IPO). The Company shall not issue or transfer any capital stock, other than pursuant to the IPO and upon the exercise of the options and warrants listed on Schedule 3.03 hereto. The Company shall not sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Company except the sale or disposition of assets in the ordinary course of business or assets which have become obsolete or are replaced in the ordinary course of business.

            (e) Change in Nature of Business. The Company shall not make any material change in the nature or conduct of its business as carried on at the date hereof.

            (f) Cancellation of Indebtedness Owed to It. The Company shall not cancel any claim or Indebtedness owed to it except for adequate consideration or in the ordinary cause of business.

            (g) Certificate of Incorporation Amendments. The Company shall not make any change in its capital structure (including, without limitation, in the terms of its outstanding capital stock) or amend its certificate of incorporation by-laws other than (i) the IPO, or (ii) for changes or amendments which in the aggregate have no Material Adverse Effect.

            (h) Change in Governing Documents. The Company shall not amend its charter or Bylaws in a manner which would be reasonably expected to or would adversely affect the rights and obligations of the Purchasers to purchase the shares of Common Stock under the terms set forth in this Agreement and in the Warrants, or to receive principal or interest in the amounts and on the dates specified in the Notes (as this Agreement, the Warrants and the Notes may be amended or supplemented).

            (i) Affiliated Transactions. The Company shall not make any distributions of cash, securities or other property (other than normal salary or compensation payments) to, or enter in any transactions with, any officer, director or 5% shareholder of the Company, other than transactions on a basis no less favorable to the Company as would be obtained in a comparable arm's length transaction with a Person who is not so affiliated and which have been approved by the majority of disinterested directors.

            (j) Other. The Company shall not agree or commit orally or in writing to do any of the foregoing.

            Section 5.17 Regulatory and Other Authorizations; Consents. The Company shall use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Company shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

            Section 5.18 Use of Proceeds. The proceeds of the sale of the Securities will be used in all material respects in accordance with the Use of Proceeds set forth on Schedule 5.18 hereto. The Company shall not directly or indirectly use the proceeds of the sale of Securities for any other purpose.

            Section 5.19 Public Offering. The Company shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate as promptly as practical the proposed IPO, including, without limitation, the entering into by the Company of an underwriting agreement and such other agreements as are necessary to consummate the IPO.

            Section 5.20 Notification of Issuances. Following the repayment of the Notes, the Company shall notify the Purchasers in writing and in advance of any proposed investment of equity or debt in the Company.


                                  ARTICLE VI

                             CONDITIONS TO CLOSING

            Section 6.01 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each of the Purchasers contained in this Agreement shall be true and correct as of the Closing (except where the failure to be so true and correct would not have a material adverse effect on such Purchaser's ability to consummate the transactions contemplated hereby), with the same force and effect as if made as of the Closing Date.

            (b) Receipt of Purchase Price. Prior to the Closing, the Company shall have received payment of the applicable Purchase Price as set forth in
Article II hereof, less any fees and expenses to be paid by the Company in accordance with Section 9.02 hereof which the Company shall have directed the Purchasers to deduct from the Purchase Price.

            (c) No Suits. No suit, action, investigation, inquiry or other proceeding by any Person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin or invalidate, the transactions contemplated hereby and which is reasonably likely to succeed and which, if successful, is reasonably likely to materially and adversely effect the Company.

            Section 6.02 Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Agreements. (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though made at such time (such representations and warranties not being affected by any updating information furnished pursuant to any provision of this Agreement), (ii) the Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (iii) the Purchasers shall have received a certificate to that effect signed by the Chief Executive Officer of the Company.

            (b) Executed Documents. The Purchasers shall have received properly executed copies of the Notes, the Warrants, the Security Agreement, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Assignment and evidence of the filing of UCC-1 Financing Statements and other required filings to perfect the Purchaser's security interest in the Collateral as described in the Security Agreement.

            (c) Legal Opinion. The Purchasers shall have received an opinion from Breslow & Walker, LLP, counsel to the Company, dated the Closing Date and in substantially the form of Exhibit F.

            (d) Consents and Approvals. The Company shall have received all consents, approvals and authorizations from, and shall have made all filings with and notifications to, all governmental or regulatory authorities necessary for the consummation of the transactions contemplated by this Agreement and no such governmental or regulatory agency shall have taken any action which restrains or prohibits consummation of such transactions. The Company shall have received all consents and waivers from third parties which are required with respect to the sale and purchase of the Securities and the consummation of all the transactions described in the Transaction Documents including, without limitation, those which are identified on Schedule 6.02(d) hereto.

            (e) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their best efforts to have any such order or injunction vacated.

            (f) Secretary of State Certificates. Purchasers shall have received
(i) a copy of the Certificate of Incorporation certified as a recent date by the Secretary of State of Delaware, and (ii) Certificates of the Secretary of State of the State of Delaware with respect to the Company, and of each state in which the Company is qualified to do business as a foreign corporation as of a recent date showing Company to be validly existing or qualified as a foreign corporation in its states of existence and qualification, as the case may be, and in good standing.

            (g) Secretary's Certificate of the Company. Purchasers shall have received a Certificate of the Secretary of the Company, certifying that (i) no document has been filed relating to or affecting the Certificate of Incorporation of the Company after the date of the Certificate of the Secretary of State of the state of its incorporation furnished pursuant to paragraph (f) of this Section, (ii) attached to the Certificate is a true and complete copy of By-Laws of the Company, as in full force and effect at the date of the Closing, and (ii) the names and true signatures of each officer of the Company who has been authorized to execute and deliver this Agreement, and Transaction Documents.

            (h) Resolutions. Purchasers shall have received certified copies of resolutions duly adopted by the Company's Board of Directors (and stockholders, if necessary) authorizing the execution and delivery of this Agreement, the Transaction Documents the issuance and sale of the Securities, the reservation of the shares of Common Stock issuable upon conversion of the Warrants and the performance of the transaction contemplated hereby and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the date of the Closing.

            (i) Compliance Evidence. The Purchasers shall have received such certificates, opinions, documents and information as they may reasonably request in order to establish satisfaction of the conditions set forth in this Section.

            (j) Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Company and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of the Purchasers and their counsel.


                                  ARTICLE VII

                                INDEMNIFICATION

            Section 7.01 General. The Company agrees, subject to the other terms and conditions of this Agreement, to indemnify the Purchasers against and hold harmless from all costs, expenses, claims, actions, diminution in value or other liabilities or damages (including cost of investigation and defense, including reasonable attorneys' fees) (collectively, "Damages") to the Purchasers arising out of the breach of any representation, warranty, covenant or agreement of the Company herein or in the Transaction Documents. Each Purchaser severally agrees, subject to the terms and conditions of this Agreement, to indemnify the Company against and hold it harmless from all Damages to the Company arising out of the breach of any representation, warranty, covenant or agreement by such Purchaser herein, except to the extent such liability results primarily and directly from the gross negligence or willful misconduct of the Company.

            Section 7.02 Indemnification Procedures. No claim may be asserted nor may any action be commenced against an indemnifying party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is given to the indemnifying party describing in detail the facts and circumstances with respect to the subject matter of such claim or action.

            Section 7.03 Payments to Be Net of Certain Items. Payments by the indemnifying party pursuant to Section 7.01(a) shall be limited to the amount of any liability or damage that remains after deduction therefrom of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the indemnified party by any third party with respect thereto.

            Section 7.04 Third Party Claims. The indemnified party agrees to give the indemnifying party prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which the indemnified party has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The indemnifying party shall have the right to assume, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the indemnifying party elects to assume the defense of any such claim or proceeding, the indemnified party may participate in such defense, but in such case the expenses of the indemnified party shall be paid by the indemnified party. The indemnified party shall provide the indemnifying party with access to its records and, if applicable, personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement thereof, and the indemnifying party shall reimburse the indemnified party for all of its reasonable out-of-pocket expenses in connection therewith. If the indemnifying party elects to assume the defense of any such claim or proceeding, the indemnified party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the indemnifying party consents in writing to such payment or unless the indemnifying party withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the indemnifying party is entered against the indemnified party for such liability.

            Section 7.05 Contribution. If the indemnification provided for in this Article 7 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided herein) in respect to any Damages then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, which resulted in such Damages, as well as any other relevant equitable considerations.

            Section 7.06 Distribution of Indemnification Payments. The amount of any payment by the indemnifying party required to be made pursuant to this
Section 7.01 shall be made in cash in immediately available funds to the indemnified party, promptly after the determination of the amount of the required payment hereunder.


                                 ARTICLE VIII

                        TERMINATION, WAIVER AND DEFAULT

            Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing only by the written consent of the Company and each of the Purchasers.

            Section 8.02 Waiver. At any time prior to the Closing, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement. Except as otherwise contemplated herein, no waiver by one or more Purchasers shall be binding on any other Purchasers.

            Section 8.03 Event of Default. In the case of an Event of Default (as such term is defined in the Notes) the Purchasers may use all remedies which are available to him, her or it under the Notes and the Security Agreement.


                                  ARTICLE IX

                              GENERAL PROVISIONS

            Section 9.01 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties complying as to delivery with this Section):

            (a)   if to the Company:

                  QuietPower Systems, Inc.
                  1675 Broadway
                  New York, NY   10019
                  Attention:  Eric W. Jacobson
                  Telecopier No.: (212) 830-7298

                  with a copy to:

                  Breslow & Walker, LLP
                  767 Third Avenue
                  New York, NY 10017
                  Attention: Gary T. Moomjian
                  Telecopier No.: (212) 888-4955

            (b) if to the Purchasers, at the address for each Purchaser set forth on the signature page next to his or her or its name.

                  with a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:   Robert M. Friedman Esq.
                  Telecopier No.: (212) 758-9526

            Section 9.02  Expenses.

            (a) The Company hereby agrees (i) to pay all fees and expenses incurred by the Company with respect to Form D and blue sky filings, stamp and other transfer taxes which may be payable in respect of the execution and delivery of the Transaction Documents or the issuance of the Securities; and
(ii) to pay to Andersen, Weinroth & Co., L.P., as placement agent (the "Placement Agent") for all Purchasers, a sum equal to 5% of the aggregate principal amount of the Notes being purchased hereunder.

            (b) The Company agrees to pay and save the Purchasers harmless against liability for the payment of (i) their reasonable out-of-pocket costs, accounting fees, and legal fees, including those of Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Purchasers, arising in connection with the negotiation, execution and Closing of the transactions described in the Transaction Documents; (ii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Purchasers or the holders of the Securities of the rights granted to the Purchasers or the holders of the Securities under the Transaction Documents and
(iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any consent requested to be given by the Purchasers or the holders of the Securities pursuant to the Transaction Documents.

            Section 9.03 Appointment as Agent. The Purchasers hereby consents to the appointment of QPS Bridge, LLC, as Agent under the Security Agreement.

            Section 9.04 Public Announcements. Neither the Company, nor the Purchasers shall make any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the Company and the Placement Agent, and the Company and the Placement Agent, as agent on behalf of the Purchasers, shall cooperate as to the timing and contents of any such announcement.

            Section 9.05 Survival. The representations and warranties made herein shall survive for a period of three years after the Closing. The covenants and agreements made herein shall survive the Closing.

            Section 9.06 Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, (ii) to execute any documents, instruments or conveyances of any kinds which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing, including, without limitation, using their respective best efforts (A) to obtain all consents, approvals and waivers from any Person necessary to permit the consummation of the transactions contemplated by this Agreement and the other Transactions Documents, and (B) to fulfill all conditions to this Agreement.

            Section 9.07 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 9.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of, this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            Section 9.09 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior oral or written agreement between the parties.

            Section 9.10 No Third Party Beneficiaries; Assignment.

                  (a) This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  (b) No Securities may be pledged, transferred, sold or assigned (each a "Transfer") until (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities law or (ii) the Company receives an opinion of counsel to the Company or other counsel to the holder of such Securities, which opinion and other counsel is reasonably satisfactory to the Company, that such Securities may be pledged, sold, assigned or transferred without an effective registration statement under the Securities Act or applicable state securities laws. In addition, no Transfer may be made unless prior to such Transfer, the transferor shall promptly notify the Company of the Transfer and such transferee shall take and hold the transferred Securities subject to the terms and conditions set forth in this Agreement and to the rights, obligations and restrictions of the transferor as of the date of this Agreement, and such transferee shall observe and comply with all obligations and restrictions imposed hereby and, upon demand made at any time by any party to this Agreement, shall execute an appropriate instrument to that effect.

            Section 9.11 Amendment. This Agreement may be amended or modified only by an instrument in writing signed by the Company and, by Purchasers of record holding sixty-six and two-thirds percent (66 2/3%) of the principal amount of the outstanding Notes; provided, however, that no amendment may remove or adversely affect a Purchaser's right to receive the Common Stock issuable upon exercise of the Warrants or the payment of principal or interest under the Notes or change the due date provisions of the Notes, in each case without the prior written consent of such Purchaser.

            Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            Section 9.13 Gender and Number. Whenever used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

            Section 9.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

            Section 9.15 Consent to Jurisdiction. The Company and the Purchasers hereby consent to the jurisdiction of the state and federal courts of New York for all disputes arising under this Agreement.

            IN WITNESS WHEREOF, the Purchasers and the Company have caused this Securities Purchase Agreement to be executed as of the date first written above in their individual capacities or by their respective representatives thereunto duly authorized, as applicable.


                                        QUIETPOWER SYSTEMS, INC.


                                        By:/s/ Jonathan M. Charry
                                        --------------------------------
                                        Name:  Jonathan M. Charry
                                        Title: President

QPS BRIDGE, LLC                         Notices to:
                                        QPS Bridge, LLC
                                        1330 Avenue of the Americas
By: Andserson Weinroth & Co., L.P.,     36th Floor
                                        New York, New York  10019
Manager                                 Attention:  Stephen D. Weinroth
                                        Fax: (212) 399-1954
                                        Tax Identification Number:  13-3942589
By:/s/ Stephen Weinroth                                            -------------
------------------------
Name:  Stephen Weinroth
Title: General Partner



REGENT CAPITAL PARTNERS, L.P.           Notices to:
                                        Regent Capital Partners, L.P.
                                        505 Park Avenue
By: Regent Capital Holdings, L.P.,      17th Floor
    its General Partner                 New York, New York 10022
                                        Attention: Richard Hochman
                                        Fax: (212) 735-9908
By: Regent Capital Holdings, Inc.,      Tax Identification Number:  13-3832906
    its General Partner                                           -------------


By:/s/ J. Oliver Maggard
--------------------------
Name:  J. Oliver Maggard
Title: Managing Director

                                  SCHEDULE A

                               Principal Amount     Number of
                                of Notes to Be    Warrants to be
Purchaser                         Purchased          Delivered    Purchase Price
---------                         ---------          ---------    --------------

QPS Bridge, LLC                   $1,000,000          120,000      $1,000,000
Regent Capital Partners, L.P.     $1,000,000          120,000      $1,000,000
                                  ==========          =======      ==========
TOTAL                             $2,000,000          240,000      $2,000,000